Exhibit 99.1
For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com
Volterra Reports First Quarter 2007 Financial Results
FREMONT, Calif., April 23, 2007 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its first quarter ended March 31, 2007.
Net revenue for the first quarter of 2007 was $17.6 million versus net revenue of $15.7 million for the first quarter of 2006 and net revenue of $21.2 million for the fourth quarter of 2006. Net income was $0.4 million, or $0.01 per share (diluted), for the first quarter of 2007, compared with net income of $0.5 million, or $0.02 per share (diluted), for the first quarter of 2006.
Volterra also reported net income and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense and non-recurring charges, net of tax. Non-GAAP net income was $1.8 million, or $0.07 per share (diluted), for the first quarter of 2007, compared to non-GAAP net income of $1.6 million, or $0.06 per share (diluted), for the first quarter of 2006.
“As we anticipated, our first quarter revenues in 2007 were up from the same period last year, but down from the record levels set in the fourth quarter of 2006, primarily as a result of certain customer inventory issues discussed in our last earnings call,” said Volterra President and CEO Jeff Staszak. “With our customer’s inventory correction behind us, we continue to be excited about our prospects and we look forward to the continued growth and expansion of our business.”
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (Eastern). To access the conference call, investors can dial (800) 218-0204 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2146. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com/. The web cast will be available on the Company’s website until midnight on Monday, May 21, 2007.
A digital replay of the conference call will be available through midnight on Monday, April 30, 2007. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11088125.
About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.

Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:
•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations;

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.
Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as the cumulative effect of accounting changes and restructuring charges, net of tax.
Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Forward-Looking Statements:
This press release regarding financial results for the quarter ended March 31, 2007 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,”

“should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain revenue growth or gross margin levels; risks that Volterra’s new products may not be able to be completed in a timely fashion or gain market acceptance; dependence on a limited number of products; risks that one or more of Volterra’s concentrated group of customers may reduce demand or price for Volterra’s products or a particular product; risks that Volterra may not be able to manage its growth; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry’s cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-K filed on March 8, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Net revenue	$17,553	$15,652
Cost of revenue*	7,966	7,710

Gross margin	9,587	7,942

Operating expenses:
Research and development*	6,072	5,178
Selling, general and administrative*	3,458	2,585

Total operating expenses	9,530	7,763

Income from operations	57	179
Interest and other income	628	485
Interest and other expense	(20)	(20)

Income before income taxes	665	644
Income tax expense	49	127

Income before cumulative effect of accounting change	616	517
Cumulative effect of accounting change, net of tax	255	—

Net income	$361	$517

Net income per share:
Basic:
Net income per share before cumulative effect of accounting change	$0.02	$0.02
Cumulative effect of accounting change	0.01	—

Net income per share	$0.01	$0.02

Diluted:
Net income per share before cumulative effect of accounting change	$0.02	$0.02
Cumulative effect of accounting change	0.01	—

Diluted net income per share	$0.01	$0.02

Weighted average shares outstanding:
Basic	24,432	23,868

Diluted	26,525	26,225

* Includes stock-based compensation expense as follows:
Cost of revenue	$65	$64
Research and development	608	642
Selling, general, and administrative	503	495

Total stock-based compensation expense	$1,176	$1,201

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2007
		Effect of	Effect of
		Stock-based	Accounting
	GAAP	Compensation	Change	Non-GAAP
Gross margin	$9,587	$(65)	$—	$9,652
Gross margin %	54.6%	-0.4%	0%	55.0%

Operating expenses:
Research and development	$6,072	$608	$—	$5,464
Selling, general and administrative	3,458	503	—	2,955

Total operating expenses	$9,530	$1,111	$—	$8,419

Income from operations	$57	$(1,176)	$—	$1,233
Operating margin %	0.3%	-6.7%	0%	7.0%

Effective tax rate	7.4%	3.3%	0%	4.1%
Income tax expense	$49	$(26)	$—	$75

Net income	$361	$(1,150)	$(255)	$1,766
Net margin %	2.1%	-6.5%	-1.5%	10.1%
Diluted net income per share	$0.01	$(0.05)	$(0.01)	$0.07

	Three Months Ended March 31, 2006
		Effect of	Effect of
		Stock-based	Accounting
	GAAP	Compensation	Change	Non-GAAP
Gross margin	$7,942	$(64)	$—	$8,006
Gross margin %	50.7%	-0.4%	0%	51.2%

Operating expenses:
Research and development	$5,178	$642	$—	$4,536
Selling, general and administrative	2,585	495	—	2,090

Total operating expenses	$7,763	$1,137	$—	$6,626

Income from operations	$179	$(1,201)	$—	$1,380
Operating margin %	1.1%	-7.7%	0%	8.8%

Effective tax rate	19.7%	5.2%	0%	14.5%
Income tax expense	$127	$(141)	$—	$268

Net income	$517	$(1,060)	$—	$1,577
Net margin %	3.3%	-6.8%	0%	10.1%
Diluted net income per share	$0.02	$(0.04)	$—	$0.06

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$40,900	$41,814
Short-term investments	10,037	9,977
Accounts receivable, net	13,742	13,294
Inventory	12,897	12,589
Prepaid expenses and other current assets	1,008	1,461

Total current assets	78,584	79,135
Property and equipment, net	4,259	4,514
Other assets	55	54

Total assets	$82,898	$83,703

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,894	$8,510
Accrued liabilities	4,527	3,377

Total current liabilities	9,421	11,887
Commitments and contingencies
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	104,481	103,181
Accumulated deficit	(31,028)	(31,389)

Total stockholders’ equity	73,477	71,816

Total liabilities and stockholders’ equity	$82,898	$83,703